AGREEMENT AND PLAN OF SHARE EXCHANGE

     Agreement entered into on December 10, 1999 by and between INNOVATIVE TECHNOLOGIES SYSTEMS, INC., a Florida corporation (the "Buyer"), and Stanfield Educational Alternatives, INC., a Florida corporation (the "Target"). The Buyer and the Target are referred to collectively herein as the "Parties."

     This Agreement contemplates a tax-free share exchange of the Target with and into the Buyer in a reorganization pursuant to Code Section 368(a)(1)(A). The Target Stockholders will receive capital stock in the Buyer in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer-owned Share" means any Target Share that the Buyer owns beneficially.

     "Buyer Share" means any share of the Common Stock, $0.001 par value per share, of the Buyer.

     "Certificate of Share Exchange" has the meaning set forth in
 Section 2(c) below.

     "Closing" has the meaning set forth in Section 2(b) below.

     "Closing Date" has the meaning set forth in Section 2(b) below.

     "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

     "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

     "Definitive Target Proxy Materials" means the definitive proxy materials relating to the Special Target Meeting.

     "Florida General Corporation Law" means the General
 Corporation Law of the State of Florida, as amended.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Dissenting Share" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Florida General Corporation Law holds of record.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 2


     "Exchange Agent" has the meaning set forth in Section 2(e) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Share exchange" has the meaning set forth in Section 2(a) below.

     "Most Recent Fiscal Quarter End" has the meaning set forth in
 Section 3(f) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Requisite Buyer Board of Directors Approval" means the affirmative vote of a majority of the Buyer Directors in favor of this Agreement and the Share exchange.

     "Requisite Target Shareholder Approval" means the affirmative vote of a majority of the Buyer Shares in favor of this Agreement and the Share exchange.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 3


     "Special Buyer Meeting" has the meaning set below.

     "Special Target Meeting" has the meaning set forth below.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section
 2(a) below.

     "Target" has the meaning set forth in the preface above.

     "Target Share" means any share of the Common Stock, $0.001 par value per share, of the Target.

     "Target Stockholder" means any Person who or which holds any Target Shares.

     2. Basic Transaction.

     (a) The Share exchange. On and subject to the terms and conditions of this Agreement, the Target will become a wholly owned subsidiary of the Buyer (the "Share exchange") at the Effective Time. The Buyer shall be the corporation surviving the Share exchange (the "Surviving Corporation").

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the law office of L. Van Stillman, P.A. at 1177 George Bush Blvd. Suite 308, Delray Beach, Florida 33483, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than December 10,1999.

     (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Buyer and the Target will file with the Secretary of State of the State of Florida a Certificate of Share exchange in the form attached hereto as Exhibit B (the "Certificate of Share exchange"), and
 (iv) the Buyer will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate evidencing the Buyer Shares issued in the Share exchange.


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 4


     (d) Effect of Share exchange.

              (i) General. The Share exchange shall become effective at the time (the "Effective Time") the Buyer and the Target file the Certificate of Share exchange with the Secretary of State of the State of Florida. The Share exchange shall have the effect set forth in the Florida General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

              (ii) Certificate of Incorporation. The Certificate of Incorporation of the Buyer and the Target will be modified as provided for in the Florida Statutes.

              (iii) Bylaws. The Bylaws of the Target in effect at and as of the Effective Time will remain the Bylaws of the Target.

              (iv) Directors and Officers. As soon as practicable after the Closing of this Agreement, the Directors of the Surviving Corporation shall hold a special meeting for the purpose, of, among other things, the appointment of officers for said Target.

              (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive 1/2 (.5) Buyer Share (the ratio of Two (2) Target Shares to One (1) Buyer Share is referred to herein as the "Conversion Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Florida General Corporation Law, and
     (C) each Buyer-owned Share shall be canceled; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

              (vi) Buyer Shares. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.


     (e) Procedure for Payment.

              (i) Immediately after the Effective Time, (A) the Buyer will furnish to The Delaware Escrow Company (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of (I) the Conversion Ratio


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 5


     times (II) the number of outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares in exchange for a certificate representing the number of Buyer Shares to which he or it is entitled.

              (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares.

              (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer to which he or it is entitled upon surrender of his or its certificates.

              (iv) The Buyer shall pay all charges and expenses of the Exchange Agent.

     (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 6


     (b) Capitalization. The entire authorized capital stock of the Target consists of 120,000,000 Target Shares, of which 1,510,000 Common Target Shares are issued and outstanding and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

     (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Share exchange unless and until it receives the Requisite Target Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the Florida General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Filings with the SEC. The Target will made all filings with the SEC that it may been required to make.

     (f) Financial Statements. The financial statements included in or incorporated by reference have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 7


 results of operations of the Target and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

     (g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole.

     (h) Undisclosed Liabilities. None of the Target and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (i) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (j) Continuity of Business Enterprise. The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-1(d).

     (k) Disclosure. The Target's statements to its shareholders will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer will supply specifically for use in any Proxy Materials. None of the information that the Target will supply will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 8


     (a) Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Capitalization. The entire authorized capital stock of the Buyer consists of 50,000,000 Buyer Shares, of which 6,100,000 Buyer Shares are issued and outstanding and no Buyer Shares are held in treasury. All of the Buyer Shares to be issued in the Share exchange have been duly authorized and, upon consummation of the Share exchange, will be validly issued, fully paid, and nonassessable.

     (c) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Buyer cannot consummate the Share exchange unless and until it receives the Requisite Buyer Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d) Noncontravention.   To the Knowledge of any director or
 officer of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

     (f) Continuity of Business Enterprise. It is the present intention of the Buyer to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. Section
 1.368-1(d).

     (g) Disclosure. The Buyer's statements to its shareholders will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 9


 made therein, in the light of the circumstances under which they will be made, not misleading provided, however, that the Buyer makes no representation or warranty with respect to any information that the Target will supply specifically for use in any Proxy Materials. None of the information that the Buyer will supply will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its [reasonable] best efforts to obtain (and will cause each of its Subsidiaries to use its [reasonable] best efforts to obtain) any third party consents, that the Buyer [reasonably] may request in connection with the matters referred to in Section 3(d) above.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its [reasonable] best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

 (i) Florida General Corporation Law. The Target will call a special meeting of its stockholders (the "Special Target Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Share exchange in accordance with the Florida General
 Corporation Law.

     (d) Operation of Business. The Target will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

              (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws;

              (ii) none of the Target and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 10


     exercise of options, warrants, and other rights currently outstanding);

              (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock [, in either case outside the Ordinary Course of Business];

              (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

              (v) none of the Target and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

              (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

              (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

              (viii) none of the Target and its Subsidiaries will commit to any of the foregoing.

     (e) Full Access. The Target will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this
 Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

     (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 11


     (g) Continuity of Business Enterprise. The Buyer will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d), except that the Buyer may transfer the Target's historic business assets (i) to a corporation that is a member of the Buyer's "qualified group," within the meaning of Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of the Buyer's "qualified group" have active and substantial management functions as a partner with respect to the Target's historic business or (B) members of the Buyer's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in the Target's historic business, in each case within the meaning of Reg. Section 1.368-1(d)(4)(iii).

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) this Agreement and the Share exchange shall have received the Requisite Target Stockholder Approval;

              (ii) the Target and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above;

              (iii) the representations and warranties set forth in
     Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

              (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (v) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);]


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 12


              (vi) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

              (vii) this Agreement and the Share exchange shall have received the Requisite Approval from the Buyer's Board of Directors;

              (viii) the Buyer shall have received from counsel to the Target an opinion in form and substance is deemed appropriate by the Buyer's counsel, addressed to the Buyer, and Dated as of the Closing Date;

              (ix) The Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those whom the Buyer shall have specified in writing at least [five] business days prior to the Closing;] and

              (x) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) this Agreement and the Share exchange shall have received the Requisite Approval from the Buyer's Board of Directors;

              (ii) the representations and warranties set forth in
     Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (iii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iv) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(vi) is satisfied in all respects;

              (v) this Agreement and the Share exchange shall have received the Requisite Target Stockholder Approval;


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 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 13


              (vi) the Target shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Target, and dated as of the Closing Date;

              (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be [reasonably] satisfactory in form and substance to the Target.

     The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Termination.

     (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

              (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

              (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of [30 days] after the notice of breach or (B) if the Closing shall not have occurred on or before December 10, 1999 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

              (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of [30 days] after the notice of breach or (B) if the Closing shall not have occurred on or before December 10, 1999, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

              (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the

 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 14


     Effective Time in the event the Fairness Opinion is withdrawn; or

              (v) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Buyer Meeting or the Special Target Meeting in the event this Agreement and the Share exchange fail to receive the Requisite Buyer Stockholder Approval or the Requisite Target Stockholder Approval respectively.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(g) above shall survive any such termination.

     8. Miscellaneous.

     (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the Buyer Shares, the provisions in
 Section 5(j) above concerning insurance and indemnification will survive the Effective Time.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its [reasonable] best efforts to advise the other Party prior to making the disclosure).

     (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of the Buyer Shares are intended for the benefit of the Target Stockholders and (ii) the provisions in
 Section 5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party

 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 15


 may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Target:    Corporate Offices



     Copy to:




     If to the Buyer:     Corporate Offices



     Copy to:



     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 16


     (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

                                   INNOVATIVE TECHNOLOGIES SYSTEMS, INC.
                                   Buyer



                                   By: /s/Lawrence Stanfield
                                   Title: President

 AGREEMENT AND PLAN OF SHARE EXCHANGE
 December 10, 1999
 Page 17


                                   STANFIELD EDUCATIONAL ALTERNATIVES,
                                   INC.
                                   Seller



                                   By: /s/Lawrence Stanfield
                                   Title: President